UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 15, 2009

Date of Report (Date of earliest event reported)

FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52498	38-3737811
(Commission File Number)	(IRS Employer Identification No.)

3027 Townsgate Road, Suite 300, Westlake Village, California	91361
(Address of Principal Executive Offices)	(Zip Code)

(805) 322-9655

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of William Schack as Senior Vice President and Chief Credit Officer

On June 15, 2009, First California Financial Group, Inc. (the “Company”) announced the promotion of William Schack to Senior Vice President and Chief Credit Officer of First California Bank (the “Bank”), from Senior Vice President, Credit Administration. The position of Chief Credit Officer was previously held by Walter Duchanin, who passed away unexpectedly in November 2008.

Currently, there is no written employment agreement between the Company and Mr. Schack. In connection with his promotion to the position of Senior Vice President and Chief Credit Officer of the Bank, Mr. Schack’s base salary will be increased from $163,800 to $196,000, and his annual bonus will be increased from a range of 20% to 60% of his annual salary to a range of 23% to 70% of his annual salary, subject to achieving certain performance measures. Mr. Schack was also granted a stock option exercisable for 5,000 shares of the Company’s common stock, which vests in five equal annual installments beginning June 12, 2010 and which has an exercise price of $7.35 per share of common stock.

A copy of the Company’s June 15, 2009 press release announcing Mr. Schack’s promotion is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are filed with this Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated June 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2009	FIRST CALIFORNIA FINANCIAL GROUP, INC.

	By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Executive Vice President and Chief Financial Officer